Exhibit 2

AMENDED & RESTATED LOCK-UP LETTER

December 12, 2022

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

This letter agreement is entered into in connection with the undersigned’s sale of 60,000,000 Shares (the “Shares”) of common stock, no par value (the “Common Stock”) of PG&E Corporation (the “Company”) to Morgan Stanley & Co. LLC (“Morgan Stanley”) in accordance with the terms of the sale representation letters from the undersigned to Morgan Stanley, dated the date hereof (the “Transaction”). This letter agreement amends and restates the letter agreement previously entered into between the undersigned and Morgan Stanley, dated the date hereof, in connection with the undersigned’s sale of 40,000,000 Shares.

As an inducement to Morgan Stanley, the undersigned hereby agrees that, except as otherwise expressly provided herein, without the prior written consent of Morgan Stanley it will not, and will not publicly disclose an intention to, in each case, during the period commencing on the date hereof and ending fourteen (14) days after the date hereof (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) distributions of shares of Common Stock or any security convertible into Common Stock to beneficiaries of the undersigned, (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company or the undersigned regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (c) the undersigned’s exercise of any so called “piggyback” registration rights pursuant to the undersigned’s registration rights agreement with the Company (as it may be amended from time to time), or the undersigned’s offer, sale or contract to sell any shares of Common Stock pursuant to any such exercise. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the Restricted Period, make any new demand for or exercise any right with respect to, the registration of any shares of Common

Stock or any security convertible into or exercisable or exchangeable for Common Stock to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company or the undersigned regarding the exercise of such demand during the Restricted Period; provided, however, nothing in this sentence shall preclude the undersigned from requiring the Company to maintain in effect a shelf registration statement for the resale of the undersigned’s Common Stock; and provided further that the undersigned will not offer, sale or contract to sell any shares of Common Stock pursuant to such registration during the Restricted Period.

The undersigned understands that Morgan Stanley is relying upon this agreement in proceeding to consummate of the Transaction. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns; provided, however, that this agreement shall automatically terminate, and the undersigned (including its successors and assign) shall be immediately released from its obligations and restrictions hereunder without any further action by or on behalf of any of the undersigned or Morgan Stanley, in the event that a Transaction has not closed within two (2) trading days after the date first above written.

[Signature Page Follows]

Very truly yours,

PG&E FIRE VICTIM TRUST

By:	/s/ Cathy Yanni
	Name:	Cathy Yanni
	Title:	Trustee

Two Embarcadero Center, Suite 1500 San Francisco, CA 94111
(Address)